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                                                                     EXHIBIT 3.2

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

           ---------------------------------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE BOEING COMPANY", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 1997, AT 2:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

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
                                   [SEAL]        /s/ EDWARD J. FREEL
                                                 ----------------------------------------------
                                                 Edward J. Freel, Secretary of State
                                                  AUTHENTICATION:

0334807   8100                                                           8463692
                                                            DATE:
971156180                                                                05-13-97
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                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION

The Boeing Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following amendment to the Corporation's Restated Certificate of Incorporation was duly proposed by the Corporation's Board of Directors and adopted by the Corporation's stockholders in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

     The first sentence of Article FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

     FOURTH: The total number of shares of stock of all classes which the Corporation shall have authority to issue is 1,220,000,000 shares, of which 20,000,000 shares shall be Preferred Stock of the par value of $1 each (hereinafter called "Preferred Stock") and 1,200,000,000 shares shall be common stock of the par value of $5 each (hereinafter called "Common Stock").

     IN WITNESS WHEREOF, The Boeing Company has caused this certificate to be signed and attested by its duly authorized officers, this second day of May, 1997.

                                          THE BOEING COMPANY

                                          By:    /s/ THEODORE J. COLLINS

                                            ------------------------------------
                                                    Theodore J. Collins
                                                   Senior Vice President
                                                    and General Counsel

ATTEST:

By:       /s/ HEATHER HOWARD

    ----------------------------------
              Heather Howard
           Corporate Secretary
          and Corporate Counsel